UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 14, 2009
HEALTHCARE SERVICES GROUP, INC.
( Exact name of registrant as specified in its charter)

Pennsylvania	0-120152	23-2018365

(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020

(Address of principal executive offices)          (Zip code)
Registrant’s telephone number, including area code: 215-639-4274
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 14, 2009 Healthcare Services Group, Inc. issued a press release (the “Press Release”) announcing its earnings for the three and six month periods ended June 30, 2009. A copy of the Press Release is being furnished hereto as Exhibit 99.1 and is hereby incorporated by reference to this Current Report.
The information contained herein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders.
On July 14, 2009, the Board of Directors adopted an amendment to the Company’s Amended and Restated By-laws. The amendment provides for advance notice provisions for shareholder nominees for election to the Company’s Board of Directors as well as for shareholder proposals. The amendment provides, among other things, that in general any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if it provides the Company written notice of such nomination not less than 90 days or more than 120 days prior to the meeting. The following summary of the amendment to the Amended and Restated By-laws does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Amendment to the Company’s Amended and Restated By-laws filed as exhibit 99.2 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
( a ) Not applicable

( b ) Not applicable

( c ) Not applicable

( d ) Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release and financial tables, dated July 14, 2009.
99.2	Amendment to By-laws
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.

July 15, 2009	/S/ Richard W. Hudson

Date	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit:

99.1	Press Release and financial tables dated July 14, 2009 issued by Healthcare Services Group, Inc.

99.2	Amendment to By-laws